UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2013

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On August 6, 2013, First Solar, Inc. is issuing a press release and holding a conference call regarding its financial results for the second quarter ended June 30, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02 Unregistered Sales of Equity Securities.

On August 5, 2013, First Solar, Inc. (“First Solar”) acquired all of the cadmium telluride photovoltaic specific intellectual property assets (the “Intellectual Property”) of General Electric Company (“GE”) pursuant to a Master Transaction Agreement and an Intellectual Property Purchase Agreement (the “Agreements”), by and between First Solar and GE and certain of their subsidiaries. Pursuant to the Agreements, First Solar received the Intellectual Property and GE received 1,750,000 shares of First Solar common stock (“First Solar Shares”), which had a market value of $83.8 million on August 5, 2013.
The First Solar Shares were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. Until August 5, 2016, GE may not (i) sell the First Solar Shares, subject to certain exceptions, (ii) hedge or otherwise limit the economic consequences of its ownership of the First Solar Shares, (iii) lend the First Solar Shares to any Person, or (iv) pledge the First Solar Shares as collateral for any purpose.
On August 6, 2013, First Solar and GE issued a press release regarding the Agreements. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of First Solar, Inc. dated August 6, 2013.

99.2	Joint Press Release of First Solar, Inc. and General Electric Company dated August 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
(Registrant)

August 6, 2013	By:	/s/ Mary Beth Gustafsson
	Name:	Mary Beth Gustafsson
	Title:	Executive Vice President, General Counsel and Secretary